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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




      DATE OF REPORT (Date of earliest event reported): SEPTEMBER 28, 2001



                             TOWER AUTOMOTIVE, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



        1-12733                                          41-1746238
(Commission File Number)                    (I.R.S. Employer Identification No.)


                  4508 IDS CENTER, MINNEAPOLIS, MINNESOTA 55402
               (Address of Principal Executive Offices) (Zip Code)


                                 (612) 342-2310
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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Item 9.           Furnished Information

         On September 28, 2001, the Registrant issued a press release disclosing revised sales and earnings guidance for the remainder of 2001. A copy of this press release follows below:

DATE: September 28, 2001

FROM:                                         FOR:
Padilla Speer Beardsley Inc.                  Tower Automotive, Inc.
224 Franklin Avenue West                      5211 Cascade Road S.E., Suite 300
Minneapolis, Minnesota 55404                  Grand Rapids, Michigan 49546

John Mackay (612) 871-8877                    Anthony Barone (616) 802-1600

FOR IMMEDIATE RELEASE

TOWER AUTOMOTIVE ANNOUNCES REVISED SALES AND EARNINGS GUIDANCE

         GRAND RAPIDS, Mich., September 28 - Tower Automotive, Inc. (NYSE: TWR) announced today that it is revising its estimates of sales volume for both the third and fourth quarters of this year. Previously, the company's guidance had been that sales for the second half of 2001 would be approximately the same as reported for the first half of the year. Because of recent events and resulting production cuts, primarily at Ford, the company estimates sales for the third quarter and the fourth quarter to be approximately $545 million and $650 million, respectively. This is a decline of 6 percent from previous guidance. The impact of the third quarter sales volume decline on third quarter earnings per share is expected to result in a break-even performance.
         Despite these expected declines in sales and earnings, the company still expects to be in compliance with all of its debt covenants through the end of the year.
         Tower Automotive, Inc., produces a broad range of assemblies and modules for vehicle structures and suspension systems for the automotive manufacturers, including Ford, DaimlerChrysler, GM, Honda, Toyota, Nissan, Auto Alliance, Fiat, Kia, Hyundai, BMW and Volkswagen. Products include body structural assemblies such as pillars and package trays, control arms, suspension links, engine cradles and full frame assemblies. The company is based in Grand Rapids, Mich., and has its corporate office in Minneapolis, Minn.
         This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the anticipated results as a consequence of certain risks and uncertainties, including but not limited to general economic conditions in the markets in which Tower Automotive operates, fluctuations in the production of vehicles for which the company is a supplier and other risks detailed from time to time in the company's Securities and Exchange Commission filings.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      TOWER AUTOMOTIVE, INC.



Date:  September 28, 2001         By:/s/ Anthony A. Barone
                                    --------------------------------------------
                                  Name:  Anthony A. Barone
                                  Title:  Vice President and Chief Financial
                                  Officer (Principal Accounting and Financial
                                  Officer)